Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of JMP Group Inc. of our report dated June 15, 2009 relating to the 2008 financial statements, which appears in the JMP Group Inc.’s Current Report on Form 8-K dated June 18, 2009. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Francisco, CA

August 24, 2009